KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France

                                         September 23, 2002




Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10020

         Re:      Cortland Trust, Inc.
                  Registration No. 2-94935

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                                Very truly yours,

                            /s/ Kramer Levin Naftalis & Frankel LLP